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EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-93623 and 333-93625) and Form S-3 (File No. 333-65730) of Triton PCS Holdings, Inc., and its subsidiaries of our report dated February 6, 2004, except for Note 2, as to which the date is February 17, 2004, relating to the financial statements and financial statement schedules, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
March 12, 2004